PROMISSORY NOTE EXTENSION- JCW1
CASH OUT

Initial Note:

$150,000 (One Hundred Fifty Thousand Dollars)
Principal Amount

Dated: July 27, 2007
State of Nevada

Funding Date- On or before July 27, 2007
Due Date of Note September, 2007

FOR VALUE RECEIVED, One Hundred Fifty Thousand Dollars ($150,000), the undersigned, Indigo-Energy, Inc., a Nevada Corporation, located at 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 (Borrowers) hereby promises to pay to the order of James C. Walter Sr., an individual (Maker) the sum of $150,000 (One Hundred Fifty Thousand Dollars). Said sum shall be paid in the manner following:

This Promissory Note shall bear interest at twelve percent (20%) per annum from the Funding Date to the Due Date.

At the Due Date Borrower will repay the Note in the following manner:

Borrower will repay the Principal Amount along with accrued Interest within 10 days of the Due Date via check to the Makers address above.

Maker acknowledges that $50,000 (Fifty Thousand Dollars) was paid by the Borrower on this Note on November 26, 2007. The Principal Amount of the Note is $100,000 (One Hundred Thousand Dollars)

The Maker hereby agrees to extend the Due Date of the remaining balance to July 15, 2008 (Extension Due Date) for an additional consideration of:

1- **One Million (1,000,000) shares of 144 restricted common stock of the Borrowers, said stock to be issued within 30 days of signing of this Promissory Note Extension.**
2- **Interest to be extended from the Initial Due Date to the revised Extension Due Date at a rate of twenty percent (20%) per annum.**

Signed the date recorded below:

____
Steven P. Durdin, CEO
Indigo-Energy, Inc.

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Date

Accepted by Maker:

James C. Walter [signature]
____
James C. Walter, Sr.

4/25/08
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Date